  Exhibit 99.1

ENDRA Life Sciences Completes $8.1 Million Private Placement

ANN ARBOR, Michigan - December 11, 2019 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ:NDRA), the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), today announced that it has closed an $8.1 million private placement of its Series A Convertible Preferred Stock (“Preferred Stock”), common stock and warrants to purchase common stock (“Warrants”). ENDRA intends to use the net proceeds for working capital and general corporate purposes, including to support its commercialization initiatives and ongoing clinical studies.

The company used approximately $1.9 million of net proceeds from the offering to repay debt represented by convertible promissory notes issued in July 2019. Remaining net proceeds from the offering were approximately $5.4 million, after deducting estimated fees and expenses.

The company issued Warrants exercisable for approximately 8.2 million shares of common stock. Assuming an effective registration statement on file, the Warrants are exercisable only for cash and have a forced exercise feature in the event that the daily volume weighted-average closing price of the company’s common stock averages over $1.74 for a 10-trading day period. This represents potential additional proceeds of approximately $7.1 million.

Several members of ENDRA’s senior management team and board of directors, alongside existing investors of ENDRA, participated in the offering. Lake Street Capital Markets, LLC acted as ENDRA’s exclusive placement agent for the offering.

“This was a transformative financing for the company as we believe that we are now capitalized through the anticipated regulatory approvals and initial commercialization of the TAEUS liver device. We would like to thank our investors for their continued support and belief in the promise of our TAEUS technology,” said Francois Michelon, ENDRA’s Chief Executive Officer.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Further details regarding this private placement, including further description of the terms of the Preferred Stock and Warrants, can be found in ENDRA’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2019.

About ENDRA Life Sciences Inc.
ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), a ground-breaking technology being developed to visualize tissue like CT or MRI, but at 1/50th of the cost, at the point of patient care. TAEUS is designed to work in concert with the over one million ultrasound systems in use globally today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. www.endrainc.com

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning the anticipated use of proceeds from the private placement; the amount of proceeds that may be received upon the exercise of any Warrants; estimates of the timing of future events and achievements, including obtaining a CE Mark and U.S. Food and Drug Administration (“FDA”) 510(k) approval and commercializing the TAEUS device; and expectations concerning ENDRA's product development and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: no Warrants ever being exercised for cash, resulting no further proceeds to ENDRA; our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MacDougall
Christi Waarich
(781) 235-3060
endra@macbiocom.com

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